                   NON-COMPETITION AND RESTRICTION AGREEMENT
                   -----------------------------------------


     THIS NON-COMPETITION AND RESTRICTION AGREEMENT (this "Agreement") is made and entered into as of November __, 1997, by and among PRIME GROUP REALTY TRUST, a Maryland real estate investment trust (the "Company"), PRIME GROUP REALTY, L.P., a Delaware limited partnership (the "Operating Partnership"), THE PRIME GROUP, INC., an Illinois corporation ("TPG"), PRIME GROUP LIMITED PARTNERSHIP, an Illinois limited partnership ("PGLP" and, together with TPG, the "TPG Group"), and MICHAEL W. RESCHKE, an individual ("Reschke").


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company, through its subsidiaries and affiliates, is engaged primarily in the business of the acquisition, development, leasing, marketing and management of office and industrial real estate properties;

     WHEREAS, on the date hereof the Company and the Operating Partnership are entering into a series of related transactions pursuant to which, among other things, they will acquire substantially all of the interests of the office and industrial real estate development, leasing and management business of the TPG Group and its affiliates (the "Formation");

     WHEREAS, Reschke and the TPG Group will continue to engage in certain real estate-related activities after the date hereof; and

     WHEREAS, as a condition to the consummation of the transactions described above, and in an effort to eliminate potential conflicts of interest that may arise in the future as a result of the continuing activities of Reschke and the TPG Group, the parties hereto desire, subject to certain conditions and exceptions set forth herein, to enter into this Agreement restricting certain activities of Reschke and the TPG Group while Reschke is Chairman of the Board of the Company or while the TPG Group, Reschke and their Affiliates (as hereinafter defined) own, in the aggregate, five percent (5%) or more of the issued and outstanding common shares of beneficial interest of the Company ("Common Shares") and limited partner interests in the Operating Partnership exchangeable into Common Shares on a fully diluted basis after giving effect to the exchange into Common Shares of all limited partner interests in the Operating Partnership and after taking into consideration the interests of all general partners in the Operating Partnership.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Definitions. Certain capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

          "Affiliate" means (i) any entity in which Reschke and the TPG Group (either individually or collectively) own or control, directly or indirectly, fifty percent (50%) or more of the outstanding equity interests, (ii) any entity with respect to which Reschke and the TPG Group (either individually or collectively) have the right or power, directly or indirectly, to cause such entity to acquire an interest in any property within the Primary Business of the Company without the consent or approval of a third party equity owner and (iii) any entity with respect to which Reschke and the TPG Group (either individually or collectively) have the right or power, directly or indirectly, to withhold consent or approval of an acquisition by such entity of an interest in any property within the Primary Business of the Company where such consent or approval is required as a condition to consummation of such acquisition.

          "Primary Business of the Company" means any interest in any real property within the office and industrial real estate acquisition, ownership, development, leasing and management business, unless and until any such business is no longer within the primary business of the Company, as determined from time to time by a majority vote of the independent trustees of the Company.

     2.   Prohibitions Relating to Office and Industrial Properties.
          ---------------------------------------------------------

          (a) Subject to subsections 2(b) and 2(c) below, from and after the date hereof and during the term of this Agreement, neither Reschke, the TPG Group nor any Affiliate will own any real estate property or acquire any real estate property or any direct or indirect interest therein (except any ownership resulting from foreclosure of indebtedness), or manage any real estate property, that is within the Primary Business of the Company, provided, however, that the foregoing shall not prohibit Reschke, the TPG Group or any Affiliate from providing any mortgage financing, from acting as lessor in a sale-leaseback transaction, from providing any other subordinated debt with respect to any facilities or properties of the type included within the Primary Business of the Company or from obtaining a preferred equity position in any owner or lessee of any such type of facilities or properties.

          (b) Excluded from the restrictions set forth in subsection 2(a) are the following properties and interests: (i) any interest in the Company or the Operating Partnership; (ii) any activity which a majority of the independent members of the board of trustees of the Company determine not to be competitive with any facility or property which the Company or Operating Partnership owns or intends to acquire; (iii) any properties in which the TPG Group or Reschke or any Affiliate had a direct or indirect interest prior to the Formation; (iv) the ownership by the TPG Group or

Reschke of less than five percent (5%) of any class of securities listed on a national securities exchange or included in the Nasdaq National Market; and (v) subject to the proviso at the end of this clause (v), any facilities or properties acquired after the date of this Agreement in the Primary Business of the Company, but only to the extent such facilities or properties are acquired in connection with the acquisition of a group of facilities or properties; provided, that in the event of any such acquisition permitted by this clause
(v), the Company or the Operating Partnership shall have the right and opportunity to purchase the facilities or properties within the Primary Business of the Company from Reschke, the TPG Group or any Affiliate, as applicable, at a price equal to the fair market value thereof (as determined (1) by an independent appraiser acceptable to both Reschke, the TPG Group or such Affiliate, as applicable, on the one hand, and the Company or the Operating Partnership, on the other hand, or (2) by any other means mutually acceptable to Reschke, the TPG Group or such Affiliate, on the one hand, and the Company or the Operating Partnership, on the other hand).

         (c) The restrictions set forth in subsection 2(a) shall not prohibit the sale, lease or other disposition, or any activities incident thereto, of any property in which the TPG Group or Reschke or any Affiliate has an interest on the date hereof.

     3. Term. This Agreement shall be in effect from and after the date hereof and shall continue in effect until (a) Reschke ceases to serve as Chairman of the Board of the Company and (b) Reschke, the TPG Group and their Affiliates cease to own five percent (5%) or more of the Common Shares of the Company and limited partner interests in the Operating Partnership exchangeable for Common Shares, on a fully-diluted basis after giving effect to the exchange into Common Shares of any limited partner interests in the Operating Partnership owned by such parties and any other party and after taking into consideration the interests of all general partners in the Operating Partnership.

     4. Reasonable Limit. The parties hereto have attempted to set forth certain restrictions only to the extent necessary to protect the interests of the Company. Each of Reschke and the TPG Group expressly acknowledges that the restrictive covenant contained in subsection 2(a) above along with the exceptions thereto contained in subsections 2(b) and 2(c) above, constitutes a reasonable restriction. If, however, the scope of enforceability of the restrictive covenant contained in this Agreement is disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes is reasonable under the circumstances existing at the time.

     5.  Breach of Agreement.
         -------------------

         (a) A party aggrieved shall notify the other party in writing of any conflicts, disputes or claims of breach arising under this Agreement. Within ten (10) business days after such notice is sent, the parties shall meet, shall develop, as fully as possible, the facts relating to the conflict, dispute or alleged breach, and shall attempt to resolve the same, it being understood and agreed that any such resolution shall be subject to the consent and approval of a majority of the Company's independent trustees. If resolution of the dispute is not made to the satisfaction of the aggrieved party within thirty (30) days after the notice is sent, the aggrieved party may pursue its legal and equitable remedies.

         (b) In the event of breach of this Agreement, each of Reschke and the TPG Group acknowledges that the remedy at law would be inadequate and that, in addition to monetary damages, the Company shall be entitled, after compliance with the dispute mechanism described in subsection 5(a) above, to seek an injunctive order restraining such breach.

     6. Transferability. The parties hereto agree that this Agreement shall inure to the benefit of the Company, and its successors and assigns and shall be transferrable and assignable by the Company in connection with the sale or other transfer of a controlling (50%) interest in the Company to an entity that is not an Affiliate. Upon such transfer or assignment, this Agreement shall remain in full force and effect, under the terms herein, between Reschke, the TPG Group and such transferees, assignees or successors in interest. This Agreement shall be binding upon the successors and assigns of all or substantially all of the business of the TPG Group.

     7. Waiver. The waiver by an party to this Agreement of a breach by any party or any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any other party. No waiver of any provision of this Agreement shall be effective, unless in writing and signed by the party waiving its rights, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided further that no waiver by the Company shall be effective unless accompanied by a certificate of an executive officer of the Company certifying that a majority of the independent trustees of the Company have consented to and approved such waiver.

     8. Notices. All notices, requests, demands and other communications given by any party hereto shall be in writing and shall be deemed to be duly given if delivered, or if mailed first class, return receipt requested addressed as follows:


To the Company or the                   To the TPG Group or any member
Operating Partnership:                  thereof:

Prime Group Realty Trust                c/o The Prime Group, Inc.
77 West Wacker Drive                    77 W. Wacker Drive
Chicago, IL  60601                      Chicago, IL  60601
Attention:  Chief Executive Officer     Attention:  Michael W. Reschke

With a copy to:                         With a copy to:

Prime Group Realty Trust                The Prime Group, Inc.
77 West Wacker Drive                    77 West Wacker Drive
Chicago, IL  60601                      Chicago, IL  60601
Attention:  General Counsel             Attention:  General Counsel

                                        To Michael W. Reschke:

                                        c/o The Prime Group, Inc.
                                        77 W. Wacker Drive
                                        Chicago, IL  60601
                                        Attention:  Michael W. Reschke


     9. Entire Agreement. This instrument supersedes all prior understandings and agreements of the parties hereto and contains the entire agreement of the parties with respect to the subject matter hereof and may not be amended or changed, except by an agreement in writing entered into by the parties hereto.

     10. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

     11. Severability. If a court of competent jurisdiction adjudicates any one or more of provisions of this Agreement as invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent and duration of such invalidity, illegality or unenforceability and such invalidity, illegality or unenforceability shall not affect the remaining substance of such provision or any of this Agreement's other provisions, and this Agreement shall be construed as if it had never contained such invalid, illegal and unenforceable provision.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition and Restriction Agreement to be duly executed as of the date first above written.

COMPANY:                                    RESCHKE AND THE TPG GROUP:

PRIME GROUP REALTY TRUST,
a Maryland real estate
investment trust                            __________________________
                                            Michael W. Reschke

By: ___________________________

Its:__________________________              THE PRIME GROUP, INC.,
                                            an Illinois corporation

PRIME GROUP REALTY, L.P.,
a Delaware limited partnership              By:_______________________

                                            Its:______________________
   By:    Prime Group Realty Trust,
          its Managing General
          Partner                           PRIME GROUP LIMITED
                                            PARTNERSHIP, an Illinois
By:________________________                 limited partnership

   Its:_______________________
                                            By:_________________________
                                                 Michael W. Reschke,
                                                 Managing General Partner